EXHIBIT 2.1

CONSENT OF DOWNEY BRAND LLP

February 13, 2009

We hereby consent to all references to this firm in the Registration Statement on Form F-7 (the “Registration Statement”) filed by Taiga Building Products Ltd. (the "Company") under the Securities Act of 1933, as amended, and in the Preliminary Short Form Prospectus made a part of the Registraton Statement relating to the issuance of common shares of the Company.

Yours truly,

DOWNEY BRAND LLP

/s/  Christopher A. Delfino

Per:  Christoper A. Delfino